SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    TECHNICAL CHEMICALS AND PRODUCTS, INC.
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:
      2) Form, Schedule or Registration No.:
      3) Filing Party:
      4) Date Filed:
- ------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[LETTERHEAD]

                                                                  May 28, 1996

Dear Shareholder:

   You are invited to attend the Annual Meeting of Shareholders of Technical Chemicals and Products, Inc. (the "Company"), which will be held at the Doubletree Guest Suites Hotel, 555 N.W. 62nd Street, Fort Lauderdale, Florida 33309, on Thursday, June 20, 1996, at 10:00 a.m., local time.

   The notice of the meeting and proxy statement on the following pages cover the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and promptly return your proxy in the enclosed envelope to assure your shares will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

   The continuing interest of the shareholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.

                              Sincerely,


                              /s/ JACK L. ARONOWITZ
                              ---------------------
                              Jack L. Aronowitz
                              President, Chief Executive Officer
                              and Chairman of the Board of Directors

                                 [LOGO ADDRESS]

                     TECHNICAL CHEMICALS AND PRODUCTS, INC.
                              3341 S.W. 15TH STREET
                          POMPANO BEACH, FLORIDA 33069

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 20, 1996

   The Annual Meeting of Shareholders of Technical Chemicals and Products, Inc. will be held at the Doubletree Guest Suites Hotel, 555 N.W. 62nd Street, Fort Lauderdale, Florida 33309, on Thursday, June 20, 1996 at 10:00 a.m., local time, for the following purposes:

   1. To elect one Class I director for a three-year term expiring in 1999;
      and

   2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on June 4, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

   Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                          By Order of the Board of Directors,


                                          /s/ MARTIN GURKIN
                                          -----------------
                                          Martin Gurkin
                                          SECRETARY

Pompano Beach, Florida
May 28, 1996

                     TECHNICAL CHEMICALS AND PRODUCTS, INC.

                                  ------------
                                 PROXY STATEMENT
                                  ------------

                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

   This proxy statement is first being sent to shareholders on or about June 5, 1996, in connection with the solicitation of proxies by the Board of Directors of Technical Chemicals and Products, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on Thursday, June 20, 1996, and at any adjournment thereof (the "Meeting"). The close of business on June 4, 1996, has been fixed as the record date of the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 9,783,880 shares of $.001 par value common stock ("Common Stock"), entitled to one vote per share.

   Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors listed on the proxies. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

   Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

   Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's common stock represented at the Meeting constitute a quorum. With respect to matters to be acted upon at the Meeting, abstentions and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

   The expense of preparing, printing, and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock.

   The executive offices of the Company are located at 3341 S.W. 15th Street, Pompano Beach, Florida 33069. The Company's telephone number is (954) 979-0400.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

   The following table sets forth certain information as of April 30, 1996, with respect to the Common Stock owned by (1) any person who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, (2) each director and director nominee of the Company, (3) each executive officer named in the Summary Compensation Table and (4) all directors and executive officers as a group.

                                             AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)    OF BENEFICIAL OWNERSHIP(2)   PERCENT
- -------------------------------------      --------------------------   -------
Jack L. Aronowitz ...................          4,591,666(3)               44.9%

Pharma Patch Public Limited Company
  15/16 Fitzwilliam Place
  Dublin 2, Ireland(6)...............            676,214(4)                6.9%

Cleve W. Laird ......................             61,000                   0.6%

Martin Gurkin .......................             20,000(5)                0.2%

Elias Amador ........................              --                     --

Kathryn R. Harrigan .................              --                     --

All directors and executive
  officers as a group (10 persons) ..          4,704,666                  45.6%

(1) The business address for Messrs. Aronowitz, Laird, Gurkin and
    Amador and Ms. Harrigan is 3341 S.W 15th Street, Pompano Beach, FL 33069.
(2) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.
(3) Includes the presently exercisable right to exercise a warrant to purchase 500,000 shares of Common Stock.
(4) Includes the presently exercisable right to exercise a warrant to purchase 100,000 shares of Common Stock.
(5) Represents the presently exercisable right to exercise an option to purchase 20,000 shares of Common Stock.
(6) Mr. Murray Watson, an executive officer of Pharma Patch, served as a director of the Company from January 1996 to May 1996. Mr. Watson does not beneficially own any shares of Common Stock.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   Set forth below is certain information as of May 31, 1996, concerning the Company's executive officers, continuing directors, and nominees for director.

                                                                                              YEAR FIRST
                                                                                               BECAME A
NAME                                                     POSITION(S)                   AGE     DIRECTOR
- --------------------------------------------------------------------------------------------------------
Jack L. Aronowitz ..................... President, Chief Executive Officer, and      55         1992
                                        Chairman of the Board of Directors (Class
                                        I--term expiring in 1996; nominee for a
                                        term expiring in 1999)
Martin Gurkin, Ph.D. .................. Senior Vice President, Chief Operating Of-   63         1996
                                        ficer and Director (Class III--term expir-
                                        ing in 1998)
Cleve W. Laird, Ph.D. ................. Executive Vice President, Director of Regu-  56         1992
                                        latory Affairs and Director (Class II--term
                                        expiring in 1997)
John E. Pippert ....................... Senior Vice President, Marketing and Sales   63           --
Stuart R. Streger, C.P.A. ............. Vice President and Chief Financial Officer   45           --
Robert G. Pitts, JD, Ph.D. ............ Vice President, Business Development         50           --
Elias Amador, M.D., Ph.D. ............. Director (Class II--term expiring in 1997)   63         1996
Kathryn R. Harrigan, M.B.A., D.B.A. .   Director (Class III--term expiring in 1998)  44         1996

   JACK L. ARONOWITZ, the founder of the Company, has been President and Chairman of the Board of Directors since January 1992 and Chief Executive Officer since January 1996. Prior to founding the Company, Mr. Aronowitz served as Executive Vice President, Technical Director and Director of Operations of TechniMed Corporation from May 1985 to October 1991 and as President from January 1983 to April 1985. TechniMed was engaged in the medical diagnostic and biochemical businesses. Mr. Aronowitz has been involved in the development and commercialization of medical diagnostic products for over 35 years. Mr. Aronowitz is the President of the Florida Institute of Chemists.

   MARTIN GURKIN, PH.D. has been Senior Vice President, Chief Operating Officer and a Director of the Company since January 1996. Prior to joining the Company, Dr. Gurkin served as Vice President of ISCO, Inc., a company engaged in the manufacture of scientific analytical instrumentation, from October 1989 to December 1995. Prior to joining ISCO, Inc., Dr. Gurkin was employed in various capacities for over 17 years by E. M. Science (an affiliate of E. Merck KGAA), a company engaged in the manufacturing of laboratory reagents and chromatography supplies.

   CLEVE W. LAIRD, PH.D. has been Executive Vice President of the Company since February 1992 and a Director of the Company since January 1992. Since 1986, Dr. Laird has also served as President and Chief Executive Officer of Drial Consultants, Inc., a consulting and advisory firm to the medical, pharmaceutical and diagnostic device industries. Although still engaged in some private consulting, Dr. Laird is employed full time by the Company. Dr. Laird's health care industry experience also includes employment as Director of Laboratory Services for International Remote Imaging Systems, a company engaged in the development, production and sale of medical instrumentation for urine analysis, from 1981 to 1986, as well as various assignments with the Clinical Diagnostics and Medical Products Division of Union Carbide, from 1977 to 1980.

   JOHN E. PIPPERT has been Senior Vice President, Marketing and Sales of the Company since March 1995. Prior thereto, Mr. Pippert served as Director of Marketing for Western Biomedical Enterprises, Inc., a company engaged in the manufacture of medical diagnostic products, from January 1990 to February 1995. During that period, Mr. Pippert also served as a senior consultant to Drial

Consultants, Inc. Mr. Pippert was Vice President and Chief Operating Officer of Clovis Laboratory Software, Inc. and Director of Marketing and Sales for Laboratory Consulting, Inc., companies engaged in the development of laboratory computer software, from January 1987 to December 1990. Mr. Pippert also worked in various capacities for the Medical Diagnostics Division of E.I. Dupont de Nemours & Co., Inc. from 1972 to 1984.

   STUART R. STREGER, C.P.A. has been Vice President and Chief Financial Officer of the Company since April 1996. Prior to joining the Company, Mr. Streger served as Chief Financial Officer of Carfel, Inc., an auto parts manufacturing and after-market distribution company from September 1994 to March 1996. From August 1993 to September 1994, Mr. Streger was Chief Financial Officer of Chick Master International, a global manufacturer and distributor of poultry equipment. From August 1980 to August 1993, Mr. Streger was the Chief Financial Officer of Rosco Laboratories, Inc., a worldwide distributor and manufacturer of television and film production products. From 1973 to 1977, Mr. Streger was employed as a senior auditor and served in many other capacities with the accounting firm of KPMG Peat Marwick LLP.

   ROBERT G. PITTS, J.D., PH.D. has been Vice President, Business Development of the Company since April 1996. Prior to joining the Company, Dr. Pitts served as Vice President, Research Development and Engineering for Johnson & Johnson Company from April 1994 to June 1995. Prior to joining Johnson & Johnson, Dr. Pitts was Vice President, Worldwide Research and Development for the Oral-B Laboratories Division of Gillette Company from March 1986 to June 1992. Since June 1992, Dr. Pitts has provided consulting services with respect to technology acquisitions through Half Moon Bay Technologies.

   ELIAS AMADOR, M.D., PH.D. has been a Director of the Company since April, 1996. Since 1980, Dr. Amador has served as Chief Pathologist of the Los Angeles County Martin Luther King, Jr./Drew Medical Center. Dr. Amador is also a Professor and Chairman of the Pathology Department at the Charles R. Drew Medical School and Professor of Pathology in Residence at the University of California, Los Angeles School of Medicine.

   KATHRYN R. HARRIGAN, M.B.A., D.B.A., has been a Director of the Company since April, 1996. Ms. Harrigan has been a professor at Columbia Business School since 1981 and was named the Henry L. Kravis Professor of Business Leadership at Columbia Business School in 1993. Since 1994, Professor Harrigan has served on the Board of Directors of Cambrex Corporation, a company engaged in the international specialty chemicals business. In 1995, Professor Harrigan joined the Board of Directors of Schuller Corporation (formerly Manville Corporation), an international building and filtration company.

   There is no family relationship between any executive officer or director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During 1995, Jack L. Aronowitz, the Company's President, Chief Executive Officer and Chairman of the Board, participated in deliberations of the Company's Board of Directors concerning executive officer compensation.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

   During 1995, the Company's Board of Directors held one meeting. Each incumbent director attended that meeting.

   In 1996, the Company's Board of Directors established a Compensation Committee, an Audit Committee, and a Stock Option Committee. The Compensation Committee consists of Messrs. Aronowitz and Amador and Ms. Harrigan. The Compensation Committee will recommend to the Board both base salary levels and bonuses for the Chief Executive Officer and review the compensation levels of the other officers of the Company. The Compensation Committee will also review and make recommendations with respect to the Company's existing and proposed compensation plans.

   The members of the Audit Committee are Messrs. Aronowitz and Amador and Ms. Harrigan. The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices.

   The Company's Stock Option Committee consists of Mr. Amador and Ms. Harrigan. The Stock Option Committee is responsible for administering the Company's 1992 Incentive Stock Option Plan.

   The Company does not have a nominating committee. That function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

   Each non-employee director of the company is paid a fee of $500 per each meeting of the Board of Directors attended and is reimbursed for travel expenses, and $250 for each committee meeting attended if such meetings occur on a day other than a scheduled meeting of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

   Based solely on its review of the copies of such reports received by it, the Company believes that during 1995, Thomas S. Spencer inadvertently failed to file on a timely basis an Initial Statement of Beneficial Ownership of Securities on Form 3 upon becoming an officer of the Company in late 1995. Mr. Spencer subsequently made his Form 3 filing. Otherwise, all Forms 3, 4 and 5 filings appear to have been made when due.

                            EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid by the Company, during the fiscal years ended December 31, 1995, 1994 and 1993 to Jack L. Aronowitz, President, Chief Executive Officer and Chairman of the Board of the Company. No restricted stock awards, long-term incentive plan payouts or other types of compensation other than the compensation identified in the chart below were paid to Mr. Aronowitz. No other executive officer of the Company earned a total annual salary and bonus during 1995, 1994 and 1993 in excess of $100,000.

SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                           ----------------------------------------
                                        ANNUAL COMPENSATION                           AWARDS               PAYOUTS
                         -----------------------------------------------  ----------------------------  ----------
                                                              OTHER          RESTRICTED     SECURITIES
                                                              ANNUAL           STOCK        UNDERLYING       LTIP        ALL OTHER
NAME AND                            SALARY      BONUS      COMPENSATION       AWARD(S)       OPTIONS       PAYOUTS     COMPENSATION
PRINCIPAL POSITION         YEAR       ($)        ($)           ($)              ($)            (#)           ($)            ($)
- ------------------         ----     ------      -----      ------------      ----------     ----------     -------     ------------
Jack L. Aronowitz          1995     137,813       --     $17,209(1)(2)          --            --           --           --
 President, Chief          1994      36,000       --     $   15,310(1)          --            --           --           --
 Executive Officer and     1993      36,000       --     $   16,369(1)          --            --           --           --
 Chairman of the Board

- ------------
(1) Includes the cost of an automobile and health insurance.
(2) Does not include $256,920 paid as a dividend by the Company to Mr. Aronowitz soon after the Company's initial public offering. The dividend represented Mr. Aronowitz's pro rata share of the Company's retained earnings distributed to all of the Company's shareholders prior to the revocation of the Company's S election and was not intended as a form of compensation.

OPTION GRANTS AND EXERCISES; LONG-TERM INCENTIVE PLANS IN 1995

   During 1995, Mr. Aronowitz was not granted any options to purchase shares of Common Stock or stock appreciation rights, nor has he exercised any options to purchase Common Stock or stock appreciation rights since the Company's inception. No awards have ever been made by the Company to Mr. Aronowitz under any long-term incentive plan. After the end of 1995, Mr. Aronowitz was granted a warrant to purchase 500,000 shares of Common Stock at an exercise price of $15.00 per share. See "Certain Transactions."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During 1995, Mr. Aronowitz participated in deliberations of the Company's Board of Directors concerning executive officer compensation.

EMPLOYMENT CONTRACTS

   The Company entered into an employment agreement with Jack L. Aronowitz, as of December 31, 1992, as amended on January 16, 1996, pursuant to which Mr. Aronowitz serves as President of the Company. The agreement provides that Mr. Aronowitz receive: (i) a base salary of $125,000, increased annually by 5%; and (ii) an annual bonus of 5% of the Company's consolidated pre-tax profits. The agreement also provides that Mr. Aronowitz is entitled to health insurance, a car allowance of $10,000 per year, other fringe benefits, and, at the Board's discretion, further bonuses and reimbursement for various expenses. In addition, the agreement prohibits Mr. Aronowitz (x) during and after the term of the agreement, from disclosing confidential information relating to the Company and (y) during the term of the agreement and for a period of two years after termination thereof, from competing with the Company anywhere in the United States where the Company is engaged in business or has evidenced an intention to engage in business. Notwithstanding the foregoing, if Mr. Aronowitz's employment is terminated by the Company for any reason other than Mr. Aronowitz having engaged in any material act of dishonesty, disloyalty, negligence and/or fraud which is, or may be, damaging to the Company's business, the Company must pay Mr. Aronowitz two times his then base salary plus an amount equal to two times the last bonus paid to or accrued by him pursuant to the agreement, in order for the noncompetition provision described in (y) above to be effective. Mr. Aronowitz's employment agreement is expected to be reviewed and possibly amended by the Compensation Committee in 1996.

   The Company entered into an employment agreement with Cleve W. Laird, Ph.D., as of January 31, 1996, pursuant to which Dr. Laird serves as Executive Vice President of the Company. The agreement provides that Dr. Laird receive a base salary of $80,000, adjusted annually during the term of the agreement for increases in the U.S. Consumer Price Index, and a bonus at the Board of Directors' discretion. The agreement also provides that Dr. Laird receive health insurance, other fringe benefits, and, at the Board of Directors' discretion, reimbursement for various expenses. In addition, the agreement prohibits Dr. Laird: (i) during and after the term of the agreement, from disclosing confidential information relating to the Company; and (ii) during the term of the agreement and for a period of two years after the termination thereof, from competing with the Company anywhere in the United States where the Company is engaged in business or has taken steps to engage in business. Notwithstanding the foregoing, if Dr. Laird's employment is terminated by the Company other than For Cause (as that phrase is defined in the agreement) or due to the death or disability of Dr. Laird, the Company must pay Dr. Laird an amount equal to two times his then base salary as liquidated damages. Pursuant to a Stock Option Agreement dated July 29, 1994, Dr. Laird received an option to purchase 66,000 shares of Common Stock at an exercise price of $1.25 per share (after giving effect to a two-for-one stock split effectuated by the Company as of July 31, 1995).

   The Company entered into an employment agreement with John E. Pippert, as of January 31, 1996, pursuant to which Mr. Pippert serves as a Senior Vice President of the Company. The agreement provides that Mr. Pippert receive a base salary of $70,000, which may be increased at the Board of Directors' discretion. The agreement also provides that Mr. Pippert receive a bonus based on a percent of forecasted net sales agreed upon as the Company's annual target. The maximum bonus payable in the first year of the agreement is $50,000. Mr. Pippert also receives health insurance, other fringe benefits, and, at the Board of Directors' discretion, reimbursement for various expenses. In addition, the agreement prohibits Mr. Pippert: (i) during and after the term of the agreement, from disclosing confidential information relating to the Company; and (ii) during the term of the agreement and for a period of two years after the termination thereof, from competing with the Company anywhere in the United States where the Company is engaged in business or has taken steps to engage in business. Notwithstanding the foregoing, if Mr. Pippert's employment is terminated by the Company other than For Cause (as that phrase is defined in the agreement) or due to the death or disability of Mr. Pippert, the Company must pay Mr. Pippert an amount equal to two times his then base salary as liquidated damages. Pursuant to a Stock Option Agreement dated March 24, 1995, Mr. Pippert received an option to purchase 20,000 shares of Common Stock at an exercise price of $1.25 per share (after giving effect to a two-for-one stock split effected by the Company as of July 31, 1995).

   The Company entered into an employment agreement with Martin Gurkin, dated as of February 26, 1996, pursuant to which Mr. Gurkin serves as a Senior Vice President of the Company. The Agreement provides that Mr. Gurkin receive a base salary of $50,000, which may be increased at the Board of Directors' discretion. The agreement also provides that Mr. Gurkin receive a bonus based on a percent of forecasted net sales agreed upon as the Company's annual target. The maximum bonus payable in the first year of the agreement is $50,000. Mr. Gurkin also receives health insurance, other fringe benefits, and, at the Board of Directors' discretion, reimbursement for various expenses. In addition, the agreement prohibits Mr. Gurkin: (i) during and after the term of the agreement, from disclosing confidential information relating to the Company; and (ii) during the term of the agreement and for a period of two years after the termination thereof, from competing with the Company anywhere in the United States where the Company is engaged in business or has taken steps to engage in business. Notwithstanding the foregoing, if Mr. Gurkin's employment is terminated by the Company other than For Cause (as that phrase is defined in the agreement) or due to the death or disability of Mr. Gurkin, the Company must pay Mr. Gurkin an amount equal to two times his then base salary as liquidated damages. Pursuant to a Stock Option Agreement dated November 17, 1995, Mr. Gurkin received an option to purchase 20,000 shares of Common Stock at an exercise price of $14.44 per share.

                             CERTAIN TRANSACTIONS

   The Company entered into an Exclusive License Agreement with Mr. Aronowitz dated November 11, 1992 (the "First License Agreement"), which was superseded by a Cancellation and Exclusive License Agreement dated January 31, 1996 (the "Second License Agreement"). The Second License Agreement is for an initial term of 20 years and automatically renews for successive 20 year terms thereafter. Pursuant to the terms of the Second License Agreement, Mr. Aronowitz has granted to the Company an exclusive license to manufacture, promote, market and sell all medical and related products developed using certain patented technology owned by Mr. Aronowitz (the "Products"). The Second License Agreement provides that the Company is required to pay Mr. Aronowitz an annual fee equal to the greater of (i) 3% of net collected sales revenues on sales of Products by the Company or any sublicensee of the Company or (ii) $10,000, subject to a maximum limit on aggregate payments made throughout the term of the Second License Agreement of $10.0 million. In addition, the Second License Agreement also provides that any patents, products, inventions, devices or other items developed by Mr. Aronowitz during the term of the Second License Agreement in the field of medical diagnostics, pharmaceuticals, transdermal testing, transdermal drug delivery, medical chemistry or medical biochemistry, medical devices or health care products (excluding the Products) are the property of the Company. In consideration for the cancellation of the First License Agreement, the Company has issued to Mr. Aronowitz a warrant to purchase 500,000 shares of Common Stock at an exercise price of $15.00 per share.

   In connection with the Company's underwritten public offering of 2,070,000 shares of Common Stock in April 1996 (the "Offering"), the Company entered into a Supplemental Agreement with Pharma Patch Public Limited Company ("Pharma Patch") dated January 16, 1996, amending certain provisions of an Asset Purchase Agreement entered into between the Company and Pharma Patch in November 1995 and addressing certain additional matters. Pursuant to the terms of the Supplemental Agreement, Pharma Patch agreed to execute a lock-up letter with the representative of the underwriters providing that it would not sell or otherwise dispose of any of its shares of Common Stock for a period to expire on the later to occur of 180 days after: (a) the effective date of the Offering; or (b) the first date on which shares of Common Stock are offered to the public in the Offering. As consideration for the execution of this lock-up agreement, the Company agreed: (i) to terminate an existing lock-up agreement covering Common Stock owned by Pharma Patch, executed in connection with the Asset Purchase Agreement; (ii) effective as of the closing date of the Offering, to terminate the voting trust agreement, shareholders' agreement and irrevocable proxy executed in connection with the Asset Purchase Agreement which, among other things, limited Pharma Patch's ability to vote or dispose of its shares of Common Stock; (iii) allow Pharma Patch to offer for sale 100,000 shares of its Common Stock in the Offering (plus an additional 110,000 shares if the underwriters' over-allotment option is exercised in its entirety); (iv) effective as of the closing date of the Offering, issue to Pharma Patch a two-year warrant to purchase 100,000 shares of Common Stock at an exercise price of $15.00 per share (the "Warrant Shares"); and (v) to file a registration statement on Form S-3 to register all of the remaining shares of Common Stock owned by Pharma Patch after the Offering, including the Warrant Shares.

   In May 1995, the Company repaid the outstanding amount of $104,978.58 due under a note issued by the Company to Mr. Aronowitz. The note was for the principal amount of $100,000, payable on demand, with interest accruing at the prime rate.

                      PROPOSAL 1--ELECTION OF DIRECTORS

   The Board of Directors of the Company is divided into three classes of directors. The Company's Articles of Incorporation provide that at each annual election, directors shall be chosen by class for a term of three years, to preserve, as evenly as practicable, the division of directors into classes. The current terms of the three classes of directors expire in 1996 (Class I directors), 1997 (Class II directors) and 1998 (Class III directors). One director nominee is to be elected at the Meeting as a Class I director for a term ending in 1999, or until his respective successor shall have been elected and qualified.

   The Board of Directors has nominated Jack L. Aronowitz to stand for election at the Meeting for the Class I director seat. See "Management--Directors and Executive Officers" for information on such nominee. The nominee's current term will expire on the date of the Meeting. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of Mr. Aronowitz. Should Mr. Aronowitz become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe Mr. Aronowitz will be unable or unwilling to serve if elected.

       INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The Company's Board of Directors has appointed Ernst & Young LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1996. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders.

            PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

   Proposals of shareholders intended for presentation at the 1997 annual meeting must be received by the Company on or before February 5, 1997, in order to be included in the Company's proxy statement and form of proxy for that meeting.

   The Company's Bylaws also require advance notice to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders' meeting. Notice of shareholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive office of the Company not less than 60 days, nor more than 90 days, prior to the meeting of shareholders; provided, however, that in the event that less than 70 days' notice prior to public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

   In addition to the matters required to be set forth by the rules of the Securities and Exchange Commission, a shareholder's notice with respect to a proposal to be brought before the annual meeting must set forth (a) the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal, (b) the name and address of such shareholder, (c) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice and (d) any material interest of the shareholder in such proposal.

   A shareholder's notice with respect to a director nomination must set forth (a) the name of the person to be nominated, (b) the number and class of all shares of each class of stock of the Company beneficially owned by such person, (c) the information regarding such person required by paragraphs (a) and (d) of Item 401 of Regulation S-B adopted by the Securities and Exchange Commission, (d) such person's signed consent to serve as a director of the Company if elected, (e) such shareholder's name and address and (f) the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder.

   The complete Bylaws provisions governing these requirements are available to any shareholder without charge upon request from the Secretary of the Company.

                                OTHER MATTERS

   THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO TECHNICAL CHEMICALS AND PRODUCTS, INC., CORPORATE COMMUNICATIONS, P.O. BOX 8726, FT. LAUDERDALE, FLORIDA 33310. NO CHARGE WILL BE MADE FOR COPIES OF SUCH ANNUAL REPORT; HOWEVER, A REASONABLE CHARGE FOR EXHIBITS, IF REQUESTED, WILL BE MADE.

                                          By Order of the Board of Directors,


                                          /s/ MARTIN GURKIN
                                          -----------------
                                          MARTIN GURKIN
                                          SECRETARY

Pompano Beach, Florida
May 28, 1996

                    TECHNICAL CHEMICALS AND PRODUCTS, INC.
                            3341 S.W. 15TH STREET
                            POMPANO, FLORIDA 33069

                                    PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Martin Gurkin and John E. Pippert, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of Common Stock of Technical Chemicals and Products, Inc. held of record by the undersigned on June 4, 1996, at the annual meeting of shareholders to be held on June 20, 1996 or any adjournment thereof.

1. ELECTION OF CLASS I            FOR all nominees listed below         WITHHOLD AUTHORITY
   DIRECTORS                      (except as marked to the contrary     to vote for all nominees listed
           DIRECTORS              below) [ ]                            below [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
              STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

                              Jack L. Aronowitz

2. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           DATED: ___________________________, 1996

                           ________________________________________
                           Signature

                           ________________________________________
                           Signature if held jointly

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE